EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES STOCK REPURCHASE PLAN

Tyler, Texas (September 5, 2019) - Southside Bancshares, Inc., (NASDAQ:SBSI), the holding company of Southside Bank, announced that its Board of Directors has authorized a Stock Repurchase Plan, under which the Company may repurchase, from time to time, up to 1 million shares of its outstanding common stock.

“We believe repurchasing our common stock is an attractive use of capital, given recent market prices,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Our strong capital levels and continued solid operating results allow us to repurchase shares, while also providing flexibility to support future strategic opportunities.”

Repurchases may be carried out in open market purchases, privately negotiated transactions and pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may suspend or discontinue at any time.

About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company headquartered in Tyler, Texas, with approximately $6.37 billion in assets as of June 30, 2019. Through its wholly-owned subsidiary, Southside Bank, Southside currently operates 59 branches and a network of 81 ATMs/ITMs throughout East Texas, Southeast Texas, Dallas/Fort Worth and Austin. Serving customers since 1960, Southside Bank is a community-focused financial institution that offers a full range of financial products and services to individuals and businesses. These products and services include consumer and commercial loans, mortgages, deposit accounts, safe deposit boxes, treasury management, wealth management, trust services, brokerage services and an array of online and mobile services.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at www.southside.com/about/investor-relations. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data. To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website. Questions or comments may be directed to Lindsey Bibby at lindsey.bibby@southside.com or Julie Shamburger at julie.shamburger@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written material, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “likely,” “intend,” “probability,” “risk,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions and estimates about the Company's future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions about trends in asset quality, capital, liquidity, the pace of loan and revenue growth, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies, earnings, successful integration of completed acquisitions and certain market risk disclosures, including the impact of interest rates, tax reform and other economic factors, are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, under “Part I - Item 1. Forward Looking Information” and "Part I - Item 1A. Risk Factors" and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.